Exhibit 11


                         THE GENLYTE GROUP INCORPORATED
           CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
           FOR THE THREE MONTHS ENDED MARCH 30, 1996 AND APRIL 1, 1995
                     (000'S OMITTED, EXCEPT PER SHARE DATA)
                                   (Unaudited)



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                                                              1996         1995
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PRIMARY EARNINGS PER SHARE:
- --------------------------------------------------------------------------------
Net Income                                                  $ 2,293      $ 1,622
- --------------------------------------------------------------------------------
Average Common Shares Outstanding                            12,869       12,732
- --------------------------------------------------------------------------------
Common Shares Issuable in Respect to
Common Stock Equivalents, with a  Dilutive
Effect                                                            0            0
- --------------------------------------------------------------------------------
Total Common and Common Equivalent
  Shares                                                     12,869       12,732
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Primary Earnings per Share                                  $   .18      $   .13
================================================================================

================================================================================
FULLY DILUTED EARNINGS PER
SHARE:
- --------------------------------------------------------------------------------
Net Income Applicable to Common
  Stock and Common Stock Equivalents                          2,293        1,622
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Total Common and Common Equivalent
  Shares                                                     12,869       12,732
- --------------------------------------------------------------------------------
Additional Common Shares Assuming
  Full Dilution                                                  39            1
- --------------------------------------------------------------------------------
Total Common Shares Assuming
  Full Dilution                                              12,908       12,733
================================================================================
Fully Diluted Earnings per Share                            $   .18      $   .13
================================================================================